UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): October 28, 2022

ENB Financial Corp

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 E. Main St., Ephrata, PA	17522-0457
(Address of principal executive offices)	(Zip Code)

(717) 733-4181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2022, ENB Financial Corp (the “Corporation”) and The Ephrata National Bank, the Corporation’s wholly-owned subsidiary (the “Bank”) entered into employment agreements dated as of October 28, 2022, with Jeffrey S. Stauffer, President and Chief Executive Officer of the Corporation and Bank, Rachel G. Bitner, Executive Vice President/Chief Financial Officer and Treasurer of the Corporation and Bank, Chad E. Neiss, Senior Executive Vice President/Chief Strategy Officer and Head of Mortgage Division of the Corporation and Bank, and Matthew T. Long, Senior Executive Vice President/Chief Operating Officer of the Corporation and Bank.

The initial term of each employment agreement is three (3) years beginning on October 28, 2022. Each employment agreement shall automatically renew for additional three (3) year terms at the end of the initial three (3) year term and at the end of each three (3) year renewal of the employment agreement unless notice to terminate is given by either party at least one hundred eighty (180) days prior to the expiration of the initial term or any renewal term of the employment agreement. If proper notice to terminate is not given, each employment agreement shall continue for an additional three (3) years.

The employment agreements provide that Mr. Stauffer, Ms. Bitner, Mr. Neiss and Mr. Long will each receive an annual base salary of $360,400, $202,145, $150,000 and $225,000, respectively, subject to customary withholdings and taxes, which may be increased from time to time. Each executive is entitled to be considered for bonuses each year, paid time off, to participate in employee benefit plans, and reimbursement of reasonable business expenses. In addition, Mr. Stauffer is entitled to reimbursement of golf club or business club dues and use of a Bank provided vehicle. Further, in consideration of entering into the employment agreement, on October 31, 2022, Mr. Stauffer, Ms. Bitner, Mr. Neiss and Mr. Long each received restricted stock units of 2,575, 1,204, 893 and 1,340, respectively. Each restricted stock unit represents a contingent right to receive one share of Corporation common stock. The restricted stock units vest at a rate of 33 1/3% on each anniversary of the date of grant.

Each employment agreement will automatically terminate for “cause” (as defined in the employment agreement) upon written notice from the Corporation to the executive or if the executive terminates his or her employment voluntarily without “good reason” (as defined in the employment agreement). If the employment agreement is terminated for cause or voluntarily without good reason, all of the executive’s rights under the employment agreement cease as of the effective date of termination.

If the executive terminates his or her employment for “good reason” (as defined in the employment agreement) or in the event the executive’s employment is involuntarily terminated by the Corporation or Bank without cause and no “change of control” (as defined in the employment agreement) has occurred, the executive will receive an amount equal to the executive’s remaining annual base salary otherwise due and payable under the employment agreement. Such amount shall not exceed 2.99 times the executive's annual base salary or be less than 2.00 times executive’s annual base salary, and continuation of all life, disability, medical insurance, and other normal health and welfare benefits for up to two (2) years, in the case of Mr. Stauffer, Ms. Bitner and Mr. Long. Such amount shall not exceed 2.99 times the executive's annual base salary or be less than 1.00 times executive’s annual base salary, and continuation of all life, disability, medical insurance, and other normal health and welfare benefits for up to one (1) year, in the case of Mr. Neiss.

Each employment agreement terminates automatically upon the executive’s disability except that the executive shall nevertheless be entitled to receive amounts payable under any disability plan of the Bank.

If within two (2) years after a “change in control” (as defined in the employment agreement) the executive experiences an involuntary separation without cause, then the executive shall be entitled to receive a multiple (Mr. Stauffer 2.99 times, Ms. Bitner 2.5 times, Mr. Neiss 1.5 times and Mr. Long 2.5 times, respectively) of his or her annual base salary, and continuation of all life, disability, medical insurance, and other normal health and welfare benefits for two (2) years for Mr. Stauffer, Ms. Bitner and Mr. Long and one (1) year for Mr. Neiss.

In addition, if the payment to the executive in connection with his or her termination of employment would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payments will be retroactively reduced to the extent necessary to avoid such excise tax. Further, if any portion of the amount payable under the employment agreement is determined to be non-deductible under Section 280G of the Internal Revenue Code, then the Corporation shall be required to only pay the amount determined to be deductible under Section 280G.

Upon termination of the employment agreement, the executive is subject to certain customary confidentiality and non-competition provisions. The confidentiality and non-competition provisions apply to an area as specified in each agreement and survive separation of service and termination of the agreement.

The description above is only a summary of the material terms of the employment agreements and is not intended to be a full description of the agreements. The employment agreements are attached hereto as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and among ENB Financial Corp, The Ephrata National Bank and Chad E. Neiss dated as of October 28, 2022.

10.2	Employment Agreement by and among ENB Financial Corp, The Ephrata National Bank and Jeffrey S. Stauffer dated as of October 28, 2022.

10.3	Employment Agreement by and among ENB Financial Corp, The Ephrata National Bank and Matthew T. Long dated as of October 28, 2022.

10.4	Employment Agreement by and among ENB Financial Corp, The Ephrata National Bank and Rachel G. Bitner dated as of October 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: November 1, 2022	/s/ Rachel G. Bitner
Rachel G. Bitner
Treasurer
(Principal Financial Officer)